Land Leasing Contract

Lessor (Party A):	WAN Quanli, Liu Hongzhi (Xi’an ShishangWeiyang Investment & Management, Inc.)
Lessee (Party B):	Shaanxi Xinsheng Centennial Agriculture & Technology Co., Ltd.

Pursuant to the relevant provisions of the Land-Leasing Law of People’s Republic of China and the Contract Law of People’s Republic of China, Party A and Party B, through mutual consultations, hereby enter this contract as follows：

Article 1	Location of the Leased Land.
The land is an area of 24 mu south of Xi’an Shishang Weiyang Investment &Management, Inc. Party B may use this land for constructing facilities oflogistics, warehouse and processing center.

Article 2	Land Leasing Term and Rent.
1.	The term of the lease is twenty-one (21) years, starting from the execution date of this contract.
2.	The leased land covers an area of 24 mu, and the rent is 15,000 yuan (RMB Fifteen Thousand) per mu.
3.	The rent for the land of 24 mu is 360,000 yuan (RMB Three hundred and Sixty Thousand) per year, which shall be paid every ten years.

Article 3	Rent and Payments.

The leasing period starts from November 12, 2010 to November 11, 2031, a total of 21 years. The rent stipulated herein will be increased by 12% every three years, starting the 10th year after this contract becomes effective (while the progressive increase rate will be based on the rent per mu ).

Article 4
Within three days after the contract is signed, Party B shall first pay a deposit of 200,000 yuan to Party A, while the remaining amount (a total of RMB 3.4 million) must be paid in a lump sum within 15 days after that.

Article 5
Party B may start self-directed constructions on the date of its first rent payment. If the land is not available for the construction, Party A bears all liabilities and shall return any rent amount Party B has paid.

Article 6
Party A is responsible for handling all relevant procedures, while Party B bears all the fees and expenses incurred in such procedures.  Party A is also responsible for coordinating the external environment during Party B’s construction and operation periods, and solving all issues, such as villagers’ unruly commotion or road blocking, which may negatively affect Party B’s business operation.

Article 7
Party B may construct warehouse or workshop at its own choice.  Party A shall provide power and water recourses, while Party B shall bears the costs of the materials, at a rate charged in accordance with the national standards. Party B has the right of way using the self-construct road that leads to Petrochemical Road.

Article 8
The buildings and other real estates built on the leased land belong to Party B.  In the event that such estates are to be demolished by the government, the general interest shall be put at first. Any compensation for the demolition on or above the surface of the ground belongs to Party B. Upon the expiration of this contract, Party B has the first right of refusal with regard to contract renewal. During the term of the contract, any dispute between the two parties shall be submitted to the local people's court for a judgment.

Article 9	Party B shall assume all the taxes in connection with its business operation as required by the government.

Article 10
During the term of the contract,  Party B has the right to operate its business in accordance with the law and assumes sole responsibility for its own profits or losses, in which Party A shall not interfere.

Article 11	Breach of Contract.
1.	If Party A fails to hand the leased land over Party B in accordance with the terms of this contract, Party A shall pay a default penalty equal to 5% of the yearly rent stipulated herein to Party B.
2.	If Party B delays any rent payment, a default penalty equal to 5% of the total rent amount stipulated herein shall be paid to Party A.

Article 12	Force Majeure
1.	In an event of Force Majeure that renders this contract impossible to be performed, or to be performed on schedule, neither party hereto shall bear any responsibility for it.
2.	The Force Majeure refer to earthquake, flood or other natural disasters resulting in loss of land; or government-directed land acquisitions.

Article 13	The contract becomes effective from the date on which this contract issignedand sealed by both parties hereto.
1.	Matters not covered by this contract shall be resolved through mutual consultation or supplementary agreements, which have the same legal effects.
2.	The contract shall not be affected by either party’s change of legal representative.
3.	The Contract is executed in two originals, with one to each party.

Party A : (signature and seal)	WANG Quanli, LIU Hongzhi

(Both of the signatures and finger prints present)

Party B : (signature and seal)	Shaanxi Xinsheng Century Agriculture &

Technology Co., Ltd. (seal print present)

Witnessed and verified by:	ZHANG Shuwei

(signature and figure print present)

Date:  November 12, 2010